                                                       EXHIBIT 10.1
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                        SALE AND CONTRIBUTION AGREEMENT


                              -------------------


                                    between

                          FIRST SIERRA FINANCIAL, INC.

                                      and

                       FIRST SIERRA RECEIVABLES II, INC.


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                                  Dated as of

                                November 1, 1996




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                               TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE I        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         SECTION 1.01  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02  Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II       TRANSFER OF CONVEYED ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         SECTION 2.01  Acquisition; Capital Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 2.02  Custody of Lease Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 2.03  Intention of the Parties; Grant of Security Interest . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         SECTION 3.01  Representations and Warranties of First Sierra . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 3.02  Representations and Warranties of Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 3.03  Purchase of Leases and Equipment by First Sierra . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE IV       COVENANTS OF FIRST SIERRA AND COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         SECTION 4.01  First Sierra Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 4.02  Company Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.03  Transfer of Conveyed Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE V        CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         SECTION 5.01  Conditions to Company Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 5.02  Conditions to First Sierra's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE VI       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         SECTION 6.01  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 6.02  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE VII      MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         SECTION 7.01  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 7.02  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 7.03  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 7.04  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 7.05  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 7.06  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         SECTION 7.07  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 7.08  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 7.09  Binding Effect: Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 7.10  Merger and Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 7.11  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 7.13  No Bankruptcy Petition Against Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 7.14  General Interpretive Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 7.15  Conspicuous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28



                                                   SCHEDULES & EXHIBITS


Schedule 1       LIST OF LEASES

Exhibit A        FORMS OF LEASES
Exhibit B        FORM OF ASSIGNMENT

                        SALE AND CONTRIBUTION AGREEMENT

                 THIS SALE AND CONTRIBUTION AGREEMENT (this "Agreement"), dated as of November 1, 1996, is entered into between FIRST SIERRA FINANCIAL, INC. ("First Sierra"), a Delaware corporation located at Texas Commerce Tower, 70th Floor, 600 Travis Street, Houston, Texas 77002, and FIRST SIERRA RECEIVABLES II, INC. (the "Company"), a Delaware corporation, located at 1061 East Indiantown Road, Suite 204, Jupiter, Florida 33477.

                                  WITNESSETH:

                 WHEREAS, First Sierra in the ordinary course of its business acquires equipment leases in the United States; and

                 WHEREAS, First Sierra desires to convey, transfer, contribute and assign the Leases and all of its right, title and interest in the Equipment and the Security Deposits and certain of its rights under the Source Agreements (as such capitalized terms are defined below) to Company upon the terms and conditions hereinafter set forth; and

                 WHEREAS, First Sierra and Company agree that all representations, warranties, covenants and agreements made by First Sierra and Company herein shall be for the benefit of the Certificateholders, the Certificate Insurer and any Trustee (as defined below).

                 NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01 Definitions. Whenever used in this Agreement, capitalized terms used and not defined herein shall have the meanings set forth in Annex A hereto.

                 SECTION 1.02  Other Definitional Provisions.

                 (a) Terms used in Related Documents. Each term defined in this Agreement will have the meaning assigned to such term in this Agreement when used in any certificate or other document made or delivered pursuant to this Agreement, unless such term is otherwise defined therein.

                 (b) Accounting Terms. As used in this Agreement, accounting terms which are not defined pursuant to Section 1.01 have the respective meanings given to them under generally accepted accounting principles, as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement will control.

                 (c) "Hereof," etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

                 (d) Number and Gender. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

                 (e) Including. Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Agreement in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.


                                   ARTICLE II

                          TRANSFER OF CONVEYED ASSETS

                 SECTION 2.01  Acquisition; Capital Contribution.

                 (a) In exchange for an amount in cash equal to $67,200,409.66, First Sierra hereby conveys to the Company all of First Sierra's right, title and interest in, to and under the Conveyed Assets, whether now existing or hereinafter arising, without recourse (except as provided in Section 2.01(d) and 3.03). In connection with such conveyance, First Sierra hereby makes a capital contribution to Company in the amount by which the fair market value of the Conveyed Assets exceeds the cash consideration received by First Sierra in connection therewith.

                 (b) In connection with such contribution and conveyance, First Sierra agrees to record and file, at its own expense, financing statements (and thereafter will file continuation statements with respect to such financing statements) with respect to the Conveyed Assets contributed and to be transferred to Company pursuant to this Agreement, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, the transfer, conveyance and contribution of the Conveyed Assets (subject to the following sentence with respect to the Equipment) from First Sierra to Company and the transfer, assignment and pledge of the Collateral from Company to the Trustee on behalf of the Certificateholders and Certificate Insurer pursuant to the Pooling and Servicing Agreement, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to Company (and copies to Trustee and Certificate Insurer) on or prior to each Conveyance Date; provided, however, that the Lease Files (including each original executed Lease contract evidencing a Lease) will not be physically delivered to Company but instead will be held by the Trustee. First Sierra shall record and file, at its own expense, (i) with respect to true leases, UCC-1 financing statements with respect to the related Equipment, naming the related Source as debtor, First Sierra as secured party and the Trustee as assignee or in the event that any such UCC-1 financing statement does not name the Trustee as assignee, UCC-3 financing statements (in favor of Bankers Trust Company, as custodian or trustee) assigning First Sierra's interest arising under any financing statements (and continuation statements with respect to such financing statements) filed by it or the related Source with respect to any Equipment subject to such true lease, (ii) with respect to any Equipment (other than Vehicles) in each state where Equipment owned by the related Source with an original cost in excess of $75,000 is located, UCC-1 financing statements naming the related Lessee as debtor, the related Source as secured party, the Trustee as assignee and the Equipment as collateral, filed in the appropriate filing offices in the jurisdiction in which the Equipment was located on the date on which the Lease was originated, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of the security interest of the Trustee on behalf of the Certificateholders and Certificate Insurer in such Equipment and
(iii) with respect to the Leases, UCC-1 financing statements naming each Source as the debtor, First Sierra as secured party, Bankers Trust Company as assignee and the related Leases and Equipment as collateral, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the security interest of the Trustee on behalf of the Certificateholders and the Certificate Insurer in such Leases.

                 (c) In connection with such contribution and conveyance, First Sierra shall, at its own expense on or prior to the Closing Date, and with respect to Additional Leases and Substitute Leases, as soon as possible, but in no event later than two (2) Business Days after the related Conveyance Date (i) cause the Lease Management System to be marked with a specified code (the "Lease Management Code") to show that the Conveyed Assets have been contributed and transferred to Company in accordance with this Agreement and transferred to the Trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement, (ii) prepare and hold in its capacity as Servicer on behalf of the Company and the Trustee on behalf of the Certificateholders the List of Leases on or prior to the Closing Date and (iii) deposit all Security Deposits into the Security Deposit Account. Pursuant to
Section 2.01(d), First Sierra from time to time may make capital contributions of Additional Leases or Substitute Leases to Company at any time by delivering a supplemented List of Leases to Company on each Conveyance Date containing for each Additional or Substitute Lease transferred on such Conveyance Date the information set forth in the definition of List of Leases. Upon delivery of any such supplement to the List of Leases, the List of Leases shall be deemed amended to incorporate therein the information contained in such supplement.

                 (d) From time to time after the date hereof, Company may request to purchase from First Sierra, Additional Leases. If First Sierra so agrees to sell any Additional Leases, the purchase price thereof shall be an amount agreed to by First Sierra and Company and shall be no less than the aggregate Discounted Contract Principal Balance of each such Additional Lease as then determined. In connection with a sale of Additional Leases, First Sierra hereby makes a capital contribution to Company in the amount of any difference between the fair market value of such Additional Leases and the cash consideration received by First Sierra in connection therewith. The date on which any such sale or contribution of any Additional Leases to Company takes place is herein referred to as an "Addition Date". The cash portion of the purchase price for any Additional Leases will be payable by Company on the related Addition Date. On each Addition Date, First Sierra will deliver to Company an executed Assignment substantially in the form of Exhibit B attached hereto together with a schedule identifying each lease included in the Additional Leases (an "Additional Lease Schedule"). Except for the obligations of First Sierra pursuant to Section 3.03, the sale and contribution of the Additional Leases will be without recourse to First Sierra.

                 SECTION 2.02 Custody of Lease Files. In connection with the contribution, assignment, transfer and conveyance of the Leases to Company pursuant to this Agreement, First Sierra, as Servicer under the Pooling and Servicing Agreement and agent of the Trustee will retain the Credit Files and any related evidence of insurance and payments; provided, however, that First Sierra will physically convey Lease Files, including, without limitation, the original executed contracts evidencing the Leases, to the Trustee.

                 SECTION 2.03 Intention of the Parties; Grant of Security Interest. It is the intention of the parties hereto that each transfer of Conveyed Assets to be made pursuant to the terms hereof shall constitute a sale or capital contribution of such Lease by First Sierra to the Company and not a loan. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale or capital contribution, it is the intention of the parties hereto that First Sierra shall be deemed to have granted to the Company as of the date hereof a first priority perfected security interest in all of First Sierra's right, title and interest in, to and under each Conveyed Asset, and all proceeds thereof.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 3.01 Representations and Warranties of First Sierra. First Sierra hereby makes the following representations and warranties for the benefit of the Trustee, the Certificateholders, the Certificate Insurer and the Company. Such representations and warranties are made as of the Closing Date with respect to the Initial Leases, and as of each Addition Date, with respect to the related Additional Leases or as of each Transfer Date with respect to Substitute Leases transferred to Company on such date, unless otherwise indicated, but shall survive each contribution, assignment, transfer and conveyance of the respective Conveyed Assets to Company and its successors and assigns.

                 (a)      As to the Conveyed Assets:

                          (i)     Each Lease is for the Equipment identified
therein and no Equipment (other than Vehicles) is of a type which requires issuance of a certificate of title to evidence ownership thereof or a security interest therein.

                         (ii)     The information with respect to each Lease
and the Equipment subject to each Lease in the List of Leases is true and correct and the computer tape from which the selection of the Leases was made, was made available to the Underwriter by First Sierra prior to the Closing Date and was complete and accurate as of its date and includes a description of the same Leases that are described in the List of Leases.

                        (iii) No provision of any Lease has been waived, altered or modified in any respect, except by instrument or documents contained in its Lease File and identified by First Sierra and no modification or amendment of any Lease would individually or in the aggregate materially and adversely affect the Depositor or the Trustee's rights thereunder or has reduced the amount of any Scheduled Payment (or the aggregate Scheduled Payments) owing thereunder or extended the expiration date thereof.

                         (iv)     Each Lease is a valid and binding payment
obligation of the related Lessee and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect.

                          (v)     Each Lease contains a "hell or high water"
clause under which the Lessee's obligations are non-cancelable and unconditional and not subject to any right of set-off, defense, abatement, counterclaim, reduction or recoupment; no Lease is or will be subject to rights of rescission, set-off, counterclaim or defense, and each Lease provides for acceleration of the Scheduled Payments upon default by the Lessee.

                         (vi)     The Leases do not violate the laws of any
applicable state or of the United States, including, without limitation, usury, truth-in-lending and equal credit opportunities laws applicable to such Lease.

                        (vii) Each Lease is net to the lessor of any maintenance, taxes, insurance or other expenses and each Lease contains provisions requiring the Lessee to maintain the Equipment, at its sole expense, at all times during the term of the Lease, in good operating order, repair, condition and appearance, and protect the Equipment from deterioration (except for normal wear and tear) and maintain an Insurance Policy with respect to the Equipment in an amount at least equal to the replacement value thereof (and to the extent such Equipment had on original cost in excess of $35,000, a copy of such Insurance Policy shall be included in the Lease File delivered to the Trustee), and upon the occurrence of a casualty, to pay any difference between the proceeds of such insurance and the implicit principal balance of such Lease and to pay all sales, rental, property or similar taxes or fees, fines and penalties with respect to the Equipment and to assume all risk of loss or malfunction of the related Equipment.

                       (viii) As of the Closing Date (or as of the related Conveyance Date, Addition Date or Transfer Date), all action shall have been taken by First Sierra to convey all of its right, title and interest in and to the Leases and the related Equipment to Company.

                         (ix)     Any party executing a Lease on behalf of
First Sierra had the legal capacity and authority to execute such Leases and, to First Sierra's knowledge, all other parties to the Lease had the legal capacity to execute such Lease.

                          (x)     The right, title and interest of First Sierra
in and to each Lease and the related Equipment (or any other property conveyed by First Sierra pursuant to this Agreement) have not been sold, transferred, assigned or pledged by First Sierra to any other Person (or any such pledge has been released as evidenced by releases of collateral) and at the time of the conveyance of such Lease to Company, First Sierra was the sole owner of such Lease and the rights thereunder in and to the related Equipment and had good and marketable title to each Lease and had the power to convey such Lease and assign its interest in the related Equipment free and clear of any Liens. The manufacturer or supplier or Lessee has been paid in full the purchase price and any related charges in connection with the acquisition of such Equipment.

                         (xi)     No Lease provides for the substitution,
addition or exchange of any item of Equipment which would result in any reduction of payments due under such Lease.

                        (xii) There is not more than one counterpart of each Lease that constitutes "chattel paper" for purposes of Section 9-105(1)(b) and 9-308 of the UCC and such counterpart shall be delivered to the Trustee on the respective Conveyance Date.

                       (xiii) First Sierra has duly fulfilled all material obligations on its part to be fulfilled under or in connection with each Lease, including, without limitation, giving any notices or consents necessary to effect the contribution, assignment, transfer, and conveyance of the Lease from First Sierra to the Company and has done nothing to materially impair the rights of Company, the Certificateholders, or the Certificate Insurer in such Lease or the proceeds with respect thereto.

                        (xiv) No Lease has been amended after the Cut-Off Date such that the amount of any Scheduled Payment (or the aggregate Scheduled Payments) has been reduced or the expiration date thereof has been extended.

                         (xv)     No proceedings or, to the best of First
Sierra's knowledge, investigations, are pending, or have been threatened asserting the invalidity of any Lease, or seeking any determination or ruling that might adversely and materially affect the validity or enforceability of any Lease.

                        (xvi) All filings (including UCC filings) necessary to evidence the conveyance of the Leases to Company and to perfect the first perfected priority security interest of the Company and Trustee in the Leases and related Equipment (in accordance with the Filing Requirements) have been made in all appropriate jurisdictions and are in full force and effect.

                       (xvii) No Lessee is, to First Sierra's knowledge, subject to bankruptcy or other insolvency proceedings and no Lessee has filed for bankruptcy within the five years preceding the origination date of such Lease.

                      (xviii)     Each Lessee's billing address is in the
United States.

                        (xix) All payments under each Lease are required to be made in United States dollars.

                         (xx)     No Lease requires the prior written consent
of a Lessee or contains another restriction relating to the transfer or assignment of such Lease (except such as have been obtained).

                        (xxi) No Lease permits the prepayment thereof at the option of the Lessee for an amount that is less than the Prepayment Amount related to such Lease from time to time.

                       (xxii) No Lease is the subject of litigation or has been referred to counsel, and First Sierra has no knowledge of any challenge or dispute by any Lessee under any Lease.

                      (xxiii)      With respect to each Lease for which First
Sierra collects maintenance payments, First Sierra remits such maintenance payments to the related maintenance providers.

                       (xxiv)     No Lease is a "consumer lease" as defined in
Article 2A of the UCC or a "consumer credit contract" subject to the FTC Rule (16 C.F.R., Part 433).

                        (xxv) Each Lease was originated after October 31 1994, and will commence no later than March 1, 1997, and no Lease has a final payment date later than May 1, 2004.

                       (xxvi) No Lessee is a government or municipality and no Lessee is an affiliate of First Sierra.

                      (xxvii)     Each Lease is either a lease "intended as
security" within the meaning of UCC Section 1-201(37) or a "lease" within the meaning of UCC Section 2A103(1)(j).

                     (xxviii)     As of the Cut-Off Date, each Lease provides
for monthly, quarterly or annual Scheduled Payments; no Lease has more than 10% of total Scheduled Payments due on its final Scheduled Payment date; the weighted average life of the remaining Scheduled Payments comprising the Aggregate Discounted Contract Principal Balance does not exceed 28 months as of the Closing Date and the weighted average life of the remaining Scheduled Payments will not exceed 28 as of any Addition Date.

                       (xxix) In the event of a Casualty Loss, the Source may require the Lessee, at the Lessee's expense, to (A) replace the Equipment with like equipment in good repair, acceptable to the Source; or (B) pay the Discounted Contract Principal Balance and the booked residual value of the Equipment.

                        (xxx) No Lease permits the Lessee to utilize any Security Deposit to offset any Scheduled Payment.

                       (xxxi) Any guarantees required at the time of origination of a Lease remain in full force and effect.

                      (xxxii)     No Lease was originated by First Sierra
Graphics.

                     (xxxiii)     Each Lessee, Lease and Source meet First
Sierra's Credit and Collections Policies and Procedures and no Lease was selected on any adverse basis which would have any material effect on the Certificateholders or the Certificate Insurer.

                      (xxxiv)     Each Source has entered into a valid sale and
assignment of each Lease originated by such Source to First Sierra.

                       (xxxv) No one Source (including its affiliates) has originated more than 20% of all Leases except as previously consented to by the Certificate Insurer.

                      (xxxvi)     Each Lease agreement conforms, in all
material respects, to one of the forms of leases contained in Exhibit A hereto.

                     (xxxvii)     Each Source has agreed pursuant to its Source
Agreement that the reserves established under each Source Agreement may be utilized to satisfy a default under any of the Leases covered by such Source Agreement.

                    (xxxviii)     As of the Cut-Off Date no one Lessee
(including its Affiliates) is the Lessee under Leases for which the sum of the Discounted Contract Principal Balances exceeds $834,418; no more than $3,651,406 of the Aggregate Discounted Contract Principal Balance is attributable to Leases with any 10 Lessees (including their respective affiliates), and the average original equipment cost (based on GAAP) of the Equipment subject to the Leases shall not exceed $100,000.

                      (xxxix)     The transfer, assignment and contribution to
the Company of the Leases and First Sierra's right, title and interest in and to any item of Equipment will not violate the terms or provisions of any such Lease or any other agreement to which First Sierra then is a party or by which it is bound.

                         (xl)     After giving effect to each assignment,
transfer and contribution contemplated by this Agreement, the Company will be
(A) the sole owner of, and have good and marketable title to, the related Lease and (B) the holder of a valid perfected first priority security interest in the related Equipment.

                        (xli) At the time that any item of the Equipment is assigned, transferred and contributed pursuant to the terms of this Agreement, First Sierra will have no knowledge that such Equipment has suffered any loss or damage except for such Equipment that has been restored to its original value, ordinary wear and tear excepted.

                       (xlii) To the best of the First Sierra's knowledge after due inquiry, (A) there has been no default by First Sierra which is reasonably likely to have a material adverse effect on any Lease, (B) no event has occurred and is continuing which with notice, the lapse of time or both would constitute a default under any Lease and (C) First Sierra has not waived any of the foregoing.

                      (xliii)     As of the time of each assignment, transfer
and contribution pursuant to the terms hereof (and based upon the Aggregate Discounted Contract Principal Balance of the Leases as of the Cut-off Date),
(i) the sum of the Aggregate Discounted Contract Principal Balance of all Leases in any one state will not exceed 14% of the Aggregate Discounted Contract Principal Balance of all Leases except for California which will not exceed 25%, (ii) no Leases permit early termination for an amount less than the Prepayment Amount and (iii) the maximum collateral value of any Additional

Lease purchased pursuant to a subsequent funding will not exceed the lesser of
(a) 1.1% of the Aggregate Discounted Contract Principal Balance and (b)
$813,000.

                       (xliv) As of the applicable Cut-Off Date, no Lessee will have been released, in whole or in part, from any of its obligations in respect of any such Lease; no such Lease will have been satisfied, canceled, extended or subordinated, in whole or in part, or rescinded, and no Equipment covered by any such Lease will have been released from such Lease, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

                        (xlv) No Lease has been originated in or be subject to the laws of any jurisdiction whose laws would make the assignment and transfer thereof pursuant to the terms hereof or any transaction contemplated by the Transaction Documents unlawful.

                       (xlvi) Each Lease provides that First Sierra has no obligation to assemble, install, test, adjust or service the Equipment subject to a Lease.

                      (xlvii)     As of the applicable Conveyance Date, no
Lease has a balloon payment which is more than five times the amount of the regular Lease Payments or payments of principal and interest on such Lease, except as has been disclosed to, and approved by, the Certificate Insurer.

                     (xlviii)     To First Sierra's knowledge, no item of
Equipment has been relocated from the jurisdiction set forth in the Lease or, if First Sierra has knowledge of any such relocation, all UCC filings necessary to continue the first priority security interest in such Equipment have been made in a manner consistent with the Filing Requirements.

                       (xlix) Each Lessee has accepted the related Equipment and, after reasonable opportunity to inspect and test, has not notified First Sierra of any defects therein.

                          (l)     The Leases were originated or acquired by
First Sierra in the ordinary course of its business. The origination and collection practices used by First Sierra with respect to each Lease have been legal in all respects except where the failure to do so would not result in a material adverse effect on the Leases.

                         (li)     No Lease has been rewritten or extended other
than with respect to non-credit related matters (i.e., change in day of the month for payment or change due to damage to Equipment) and any document evidencing any such change has been included in the related Lease File.

                        (lii) The Aggregated Discounted Contract Principal Balance of all Leases as of the Cut-Off Date is equal to $72,024,443.60; and no Lease has a Discounted Contract Principal Balance as of the Cut-Off Date of more than $318,661.

                       (liii) As of the Conveyance Date, no item of Equipment has been repossessed.

                        (liv) Not more than 5% of the Leases (based upon the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date) are true leases as of the Cut-Off Date.

                         (lv)     The Company has the right under each Lease to
exercise appropriate remedies with respect to the related Equipment without obtaining the consent of any third parties.

                        (lvi) First Sierra will cause its records to be marked to reflect the transfer of the Leases to the Company.

                       (lvii) Either the related Source or First Sierra, as applicable, purchased each item of Equipment from either (A) the manufacturer or other supplier following receipt of an invoice from such manufacturer or supplier or (B) a Lessee following confirmation that such item of Equipment was on such Lessee's premises.

                      (lviii)     The sale, transfer, assignment and conveyance
contemplated by this Agreement is not subject to and will not result in any tax, fee or governmental charge payable by First Sierra to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have been or will be paid by First Sierra as due. In the event that the Company receives actual notice of any Transfer Taxes arising out of such transfer, assignment and conveyance, on written demand by the Company, or upon First Sierra's otherwise being given notice thereof, First Sierra shall pay, and otherwise indemnify and hold the Company, the Trustee, and the Certificate Insurer harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Certificateholders, the Trustee, and the Certificate Insurer shall have no obligation to pay such Transfer Taxes).

                        (lix) As of the applicable Conveyance Date, the parties to each Lease are First Sierra and the Lessee of the related Equipment.

                         (lx)     The equipment type securing any Additional
Lease will be similar in all material respects to the equipment type securing the Initial Leases and will meet the same distribution as provided by the Underwriter on the final portfolio at Closing.

                        (lxi) All Leases are noncancellable by the related Lessee and do not contain early termination options.

                       (lxii) The Leases provide for a personal guarantee of Lessee if obtained during the original approval.

                      (lxiii)     All Leases include only the remaining
noncancellable contractual payments purchased and funded by First Sierra, but not more than the maximum Lease term.

                       (lxiv) No Lease includes the amount of any security deposits held by First Sierra or any Source.

                        (lxv) Each Lease has a remaining term of at least 2 months but not greater than 84 months. With respect to Additional Leases, the remaining term is no greater than six months prior to the Maturity Date and each Lease includes only the remaining noncancellable payments purchased and funded by First Sierra.

                       (lxvi) Except with respect to Leases for which the related Equipment is Vehicles, First Sierra has filed UCC-1 financing statements naming the Trustee as secured party and the Equipment as collateral with respect to all Leases for which the related Equipment had an original cost in excess of $75,000.

                      (lxvii)     As of the related Transfer Date, First Sierra
had no actual knowledge that any Lease would not be paid in full.

                     (lxviii)     Each Additional Lease was acquired by First
Sierra from a Source pursuant to First Sierra's Private Label Program and not more than 1% of the Aggregate Discounted Contract Principal Balance of the Leases will result from the lease of software.

                       (lxix) Not more than 3.3% of the Leases (based upon the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date) are Leases with respect to which the related Equipment are Vehicles.

                        (lxx) With respect to each Lease for which the related Equipment is a Vehicle, First Sierra has filed, prior to the related Conveyance Date, an application for a Certificate of Title naming the Trustee as lienholder with the appropriate titling office and has provided the Trustee with a copy of such application and has taken all steps necessary to perfect the Trustee's security interest in such Vehicle.

                       (lxxi) With respect to Leases secured by a Vehicle, the Certificate of Title for such Vehicle shows, or if a new or replacement Certificate of Title is being applied for with respect to such Vehicle the Certificate of Title will show, the Trustee as the sole holder of a security interest in such Vehicle.

                   (lxxii)        As of the Closing Date, or the related
Addition Date or Transfer Date, there is no lien or claims against any Vehicle securing a Lease for delinquent taxes or for work, labor or material affecting any Vehicle.

                  (lxxiii)        In connection with any Lease secured by a
Vehicle, the related Source required the related Lessee to furnish evidence that the related Vehicle was covered by a comprehensive and collision insurance policy naming such Source as loss payee and insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage in an amount equal to the actual cash value on the related Vehicle.

                   (lxxiv)        With respect to any Lease secured by a
Vehicle, the Lessee is in fact the primary or sole operator of the related Vehicle.

                    (lxxv)        Each Lease constitutes an Eligible Lease.

                   (lxxvi)        Each Source has agreed to cross-collateralize
any Lease sold to First Sierra with respect to defaults and reserves established, subject to the terms of the related Source Agreement.

                  (lxxvii)        With respect to each Lease (including,
without limitation, any Additional Lease or Substitute Lease) secured by a Vehicle, the final maturity of such Lease is not less than 30 months prior to the Maturity Date.

                 (lxxviii)        With respect to each Lease, the Lease File
for such Lease has been delivered to the Trustee on or prior to (i) the Closing Date, with respect to the Initial Leases and (ii) the Transfer Date, with respect to the Additional Leases and Substitute Leases; provided, however, that with respect to Initial Lease No. 16870, the Lease File shall be delivered to the Trustee prior to the Payment Date occurring in January 1997.

                 (b)   As to First Sierra:

                       (i) Organization and Good Standing. First Sierra is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority, and legal right to acquire and own the Conveyed Assets;

                      (ii) Due Qualification. First Sierra is qualified as a foreign corporation in any state where it is required to be so qualified to conduct its business, to enforce the Source Agreements, and to service the Leases as required by this Agreement and has obtained all necessary licenses, consents and approvals as required under federal and state law, in each case, where the failure to be so qualified, licensed, consented to or approved could reasonably be expected materially and adversely to affect the ability of First Sierra to comply with the terms of this Agreement or any other transaction document to which it is a party;

                        (iii) Power and Authority. First Sierra has the corporate power and authority to execute and deliver this Agreement, the Source Agreements and the Leases and any other transaction document to which it is a party, and to carry out their respective terms; First Sierra has duly authorized the contribution and assignment to Company of the Conveyed Assets by all necessary corporate action; and the execution, delivery, and performance of this Agreement, the Source Agreements and the Leases and any other transaction document to which it is a party, has been duly authorized by First Sierra by all necessary corporate action;

                         (iv)     Due Execution and Delivery.  This Agreement
has been duly executed and delivered on behalf of First Sierra;

                          (v)     Valid Contribution: Binding Obligations.
This Agreement constitutes a valid contribution, assignment, transfer and conveyance to Company of all right, title, and interest of First Sierra in, to and under the Conveyed Assets and the Conveyed Assets will be held by Company free and clear of any Lien of any Person claiming, through or under First Sierra, except for Liens permitted under, or to be created by the Pooling and Servicing Agreement; and this Agreement, the Source Agreements and the Leases, when duly executed and delivered, will constitute legal, valid, and binding, obligations of First Sierra enforceable against First Sierra in accordance with their respective terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought or a proceeding in equity or at law);

                         (vi)     No Violation.  The consummation of the
transactions contemplated by and the fulfillment of the terms of this Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of First Sierra, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which First Sierra is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement, or violate any law or any order, injunction, writ rule, or regulation applicable to First Sierra of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over First Sierra or any of its properties which would have a material adverse effect on the Conveyed Assets;

                        (vii) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of First Sierra, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might (in the reasonable judgment of First Sierra) materially and adversely affect the performance by First Sierra of its obligations under, or the validity or enforceability of, this Agreement;

                       (viii) Tax Returns. First Sierra has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from First Sierra;

                         (ix)     Pensions.  Each pension plan or profit
sharing plan to which First Sierra is a party has been fully funded in accordance with the obligations of First Sierra set forth in such plan;

                          (x)     Valid Business Reasons.  First Sierra has
valid business reasons for selling its interests in the Leases rather than obtaining a loan with the Leases as collateral;

                         (xi)     Insolvency.  First Sierra is not insolvent
and will not be rendered insolvent by the transactions contemplated by this Agreement and has an adequate amount of capital to conduct its business in the ordinary course and to carry out its obligations hereunder and under each Transaction Document to which it is a party;

                        (xii) Principal Place of Business. The principal place of business and chief executive office of First Sierra are located at the address of First Sierra set forth in the designated space beneath its signature line in this Agreement and, there are now no, and during the past four months there have not been, any other locations where the Originator is located (as that term is used in the UCC in the state of such location) except that, with respect to such changes occurring after the date of this Agreement, as shall have been specifically disclosed to the Servicer and the Trustee in writing;

                       (xiii) Accounting and Tax Treatment. First Sierra will treat the contribution of the Conveyed Assets to Company pursuant to
Article II as a contribution of the Conveyed Assets to the capital of Company for federal income tax purposes, and as a sale for financial reporting and accounting purposes;

                        (xiv) Consolidated Return Taxable Income from the Equipment and the Related Leases. Company and the First Sierra are members of an affiliated group within the meaning of section 1504 of the Code which has filed, and will continue to file, a consolidated return for federal income tax purposes at all times until satisfaction in full of all obligations (i) of First Sierra hereunder and (ii) of First Sierra and Company under the Transaction Documents or other document relating to the financing contemplated hereby. Company shall treat the Leases as owned by it and any True Lease Equipment as owned by it or a Source for federal, state and local income tax purposes, and the affiliated group of which Company is a member within the meaning of section 1504 of the Code shall treat the Leases as owned by Company and any True Lease Equipment as owned by Company or a Source for federal income tax purposes and shall report and include the rental and other income from the Equipment and the Leases in gross income;

                         (xv)     Legal Name.  The legal name of the First
Sierra is as set forth in the signature line of this Agreement and has not changed its name since its incorporation and since its incorporation First Sierra did not use, nor does First Sierra now use any trade names, fictitious names, assumed names or "doing business as" names; and

                        (xvi) Material Adverse Change. As of September 30, 1996, no event has occurred and is continuing which materially and adversely affects First Sierra's operations including, without limitation, the ability of First Sierra to perform the transactions contemplated hereunder.

                 SECTION 3.02 Representations and Warranties of Company. Company hereby makes the following representations and warranties for the benefit of the Certificate Insurer and the Certificateholders and on which First Sierra relies in investing in Company and contributing the Conveyed Assets. Such representations and warranties speak as of the Closing Date with respect to the Initial Leases, each Addition Date with respect to the related Additional Leases and each Transfer Date with respect to the related Substitute Leases, but shall survive each contribution, assignment, transfer and conveyance of the respective Conveyed Assets to Company and its successors and assigns.

                 (a) Organization and Good Standing. Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full power and authority to own its properties and to conduct its business as presently conducted;

                 (b) Due Qualification. Company is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified, licensed or approved would not, in the aggregate, materially and adversely affect the ability of Company to comply with the terms of this Agreement and the other Transaction Documents to which it is a party;

                 (c) Power and Authority. Company has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement and other Transaction Documents to which it is a party have been duly authorized by Company by all necessary action;

                 (d) Due Execution and Delivery. This Agreement has been duly executed and delivered on behalf of Company;

                 (e) Binding Obligations. This Agreement constitutes legal, valid, and binding obligations of the Company and is enforceable in accordance with its terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                 (f) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement and other Transaction Documents to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice of lapse of time) a default under, the Certificate of Incorporation or By Laws of the Company, or any material term to any indenture to which Company is a party;

                 (g) Common Stock. First Sierra is the registered owner of all of the issued and outstanding common stock of the Company, all of which common stock is validly issued, fully paid and nonassessable and, to the best of its knowledge owned of record, free and clear of all mortgages, assignments, pledges, security interests, warrants, options and rights to purchase;

                 (h) No Proceedings. There are no proceedings or investigations of which Company has received service of process to which Company is a party pending or, to the knowledge of Company, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of or any of the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Documents or (C) seeking any determination or ruling that would materially and adversely affect the performance by Company of its obligations under, or the validity or enforceability of, any of the Transaction Documents;

                 (i) Approvals and Compliance. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of the Transaction Documents, have been or will be taken or obtained on or prior to the Closing Date and the Company is in compliance with all applicable laws, rules, regulations and orders with respect to Company, its business and properties and all purchased Leases;

                 (j) Solvency. Company is solvent and will not be rendered insolvent by the transactions contemplated by this Agreement and the other Transaction Documents and the Company has an adequate amount of capital to conduct its business in the ordinary course and to carry out its obligations under this Agreement and the other Transaction Documents;

                 (k) Place of Business. The Company's sole principal place of business and chief executive office is, and has been during the immediately preceding four month period, at 1061 East Indiantown Road, Suite 204, Jupiter, Florida 33477 and there have been no other during the immediately preceding calendar month; and

                 (l)      Subsidiaries.  Company has no subsidiaries.


                 SECTION 3.03  Purchase of Leases and Equipment by First
Sierra.

                 (a) Upon discovery by either First Sierra or Company (or any of its successors or assigns) of a breach of any of the representations and warranties made pursuant to Section 3.01(a), the party (including any such successor or assign) discovering such breach shall give prompt written notice to the other. If such breach materially adversely affects the interests of Company or its successors or assigns, including the Trustee, the Certificate Insurer and the Certificateholders, in any of the Leases or the Equipment, unless the breach shall have been cured in all material respects within 5 Business Days (or with 30 days with respect to Section 3.01(a) only) after First Sierra becomes aware, or receives written notice from the Certificate Insurer, the Trustee, the Servicer or the Company of such breach (a "Warranty Event"), First Sierra shall either (i) purchase such Lease and the security interest in the Equipment subject to such Lease that was previously transferred by First Sierra, for the Reconveyance Price or (ii) replace such Lease with a Substitute Lease(s) such that the representations and warranties made pursuant to Section 3.01 are materially correct, in accordance with the provision of paragraphs (b) and (c) of this Section 3.03; provided, however, that the sum of the Discounted Contract Principal Balances for all Leases substituted under this Section 3.03 shall not exceed 10% of the Aggregate Discounted Contract Principal Balance as of the most recent Calculation Date. In the event of a repurchase of a Lease, First Sierra shall remit to Company (by wire transfer of immediately available funds) the Discounted Contract Principal Balance (as of the date of such repurchase) for each Lease to be repurchased prior to 10:00 a.m. New York City time on the fifth Business Day following First Sierra's discovery of, or receipt of notice of, any such breach.

                 (b) With respect to a substitution of Leases in accordance with the provisions of this Section 3.03, each proposed Substitute Lease must (i) be an Eligible Lease, (ii) satisfy all of the representations and warranties set forth in Section 3.01(a) of this Agreement, (iii) have a Discounted Contract Principal Balance of not less than the Discounted Contract Principal Balance of the Lease being replaced. For purposes of determining compliance with clause (iii) of the preceding sentence, if more than one Substitute Lease is being provided on any date, the Discounted Contract Principal Balance of the Substitute Leases and the Leases being replaced shall be determined on an aggregate basis and (iv) is eligible to be substituted by the Company under the Pooling and Servicing Agreement.

                 (c) Any substitution of a Lease pursuant to this Agreement will be effected by (i) delivery to the Trustee of the Lease File for each such Substitute Leases (ii) filing of any UCC financing statements necessary to perfect the interest of the Trustee in the Substitute Leases and (iii) delivery to the Trustee of a supplement to the List of Leases reflecting such substitution.

                 (d) The parties hereto agree that in addition to the obligation of First Sierra as provided in this Section 3.03 to repurchase or substitute any Lease and the related Equipment as to which a breach of the representations set forth in Section 3.01(a) has occurred and is continuing, First Sierra will enforce its remedies against any Source under any Source Agreement. In consideration of the purchase of the Equipment and the Lease, First Sierra shall remit the Reconveyance Price to the Servicer for allocation of such Reconveyance Price pursuant to the terms of the Pooling and Servicing Agreement. It is understood and agreed that the obligations of First Sierra with respect to a breach as provided in this Section 3.03 constitute the sole remedy against First Sierra for such breach available to Company, the Certificate Insurer, any Trustee and Certificateholders. The representations and warranties set forth in Section 3.01 shall survive each contribution and assignment of the Equipment and Leases to Company and any conveyance to any Trustee.


                                   ARTICLE IV

                     COVENANTS OF FIRST SIERRA AND COMPANY

                 SECTION 4.01 First Sierra Covenants. First Sierra hereby covenants and agrees with Company, the Certificate Insurer, the Certificateholders and any Trustee as follows:

                 (a) Preservation of Security Interest. First Sierra shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the respective right, title and interest of Company and the Trustee in the Conveyed Assets. First Sierra shall deliver (or cause to be delivered) to Company file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                 (b) Preservation of Name, etc. First Sierra will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by First Sierra in accordance with paragraph (c) above or under any Transaction Document seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given Company, the Certificate Insurer and the Trustee at least 60 days' prior written notice thereof.

                 (c) Preservation of Office. First Sierra will give Company and the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement.

                 (d) Obligations with Respect to Conveyed Assets. First Sierra will duly fulfill all obligations on its part to be fulfilled under or in connection with the Lockbox Agreement, each Lease and each Source Agreement, and will do nothing to impair the rights of Company or the Trustee in any of the Conveyed Assets.

                 (e) Compliance with Law. First Sierra will comply, in all material respects, with all acts, rules, requisitions, orders, decrees and directions of any Governmental Authority applicable to its business and to the Conveyed Assets or any part thereof; provided, however, that First Sierra may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of Company, the Trustee or the Trust in the Conveyed Assets.

                 (f) Conveyance of Conveyed Assets; Security Interests. Except for the transfers and conveyances hereunder and pursuant to the Pooling and Servicing Agreement, or under any Transaction Document, First Sierra will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any Conveyed Asset, or any interest therein and First Sierra shall defend the right, title, and interest of such, the Trustee and their respective successors and assigns in, to, and under the Conveyed Assets, against all claims of third parties claiming, through or under First Sierra; provided, however, that nothing in this Section 4.01(i) shall prevent or be deemed to prohibit First Sierra from suffering to exist upon any of the Conveyed Assets any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if First Sierra shall concurrently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                 (g) Notification of Breach. First Sierra will advise Company, the Trustee and the Certificate Insurer promptly, in reasonable detail, upon discovery of the occurrence of any breach by First Sierra of any of its representations, warranties and covenants contained herein.

                 (h) Further Assurances. First Sierra will make, execute or endorse, acknowledge and file or deliver to Company and the Trustee from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Conveyed Assets and other rights covered by this Agreement, as Company, the Trustee and the Certificate Insurer may request and reasonably require, provided that no UCC filing will be required with respect to the Equipment, except as required by
Section 2.01(b) hereof.

                 (i) Indemnification. First Sierra agrees to indemnify, defend and hold Company, the Trustee and the Certificate Insurer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which any of them may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by First Sierra of its covenants contained in Section 4.01, or any information certified set forth in this Agreement or in any schedule delivered by First Sierra hereunder, being untrue in any material respect at any time. The obligations of First Sierra under this Section 4.01(1) shall be considered to have been relied upon by Company, the Trustee and the Certificate Insurer and shall survive the execution, delivery, and performance of this Agreement regardless of any investigation made by Company, the Trustee and the Certificate Insurer or on their respective behalf. THE INDEMNIFICATION OBLIGATIONS OF FIRST SIERRA PURSUANT TO THE PRECEDING PROVISIONS OF THIS PARAGRAPH SHALL APPLY REGARDLESS OF ANY NEGLIGENCE OR OTHER FAULT ON THE PART OF COMPANY, THE TRUSTEE OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES OR AGENTS.

                 (j) Notice of Liens. First Sierra shall notify Company, the Trustee and the Certificate Insurer promptly after becoming aware of any Lien on any Conveyed Asset.

                 (k) Taxes. First Sierra shall promptly pay all taxes required to be paid in connection with the contribution of the Conveyed Assets and acknowledges that Company shall have no responsibility with respect thereto. First Sierra shall promptly pay and discharge, or cause the payment and discharge of, all federal income taxes (and all other material taxes) when due and payable by First Sierra, the First Sierra Group, or the Company, except
(i) such as may be paid thereafter without penalty or (ii) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. First Sierra shall promptly notify the Company, the Trustee, the Certificateholders and the Certificate Insurer of any material challenge, contest or proceeding pending by or against First Sierra or the First Sierra Group before any taxing authority. First Sierra Group and the Company shall enter into a Tax Sharing Agreement, pursuant to which (i) First Sierra shall assume the sole responsibility for making any required payments of taxes to the Internal Revenue Service and shall agree to indemnify and hold the Company harmless against any claims of liability for such taxes and (ii) the Company shall be required to make certain payments to First Sierra in respect of its separate federal income tax liability. So long as any Securities or the Obligations remain outstanding, First Sierra and the Company shall not terminate or amend such Tax Sharing Agreement without the prior written consent of the Trustee and the Certificate Insurer, except that First Sierra shall not require the Company to make any payments to First Sierra, pursuant to the Tax Sharing Agreement, which exceed the aggregate federal income tax liability of the Company, on a separate return basis for all taxable years covered by Tax Sharing Agreement, that would arise if all allowable losses arising at an time during such period were applied to reduce the Company's aggregate separate taxable income for all such years.

                 (l) Taxes and Other Liabilities. First Sierra shall promptly pay and discharge all material taxes, assessments, fees, claims and other governmental charges when due and payable by First Sierra, the First Sierra Group, or any member of the First Sierra Group, including Company, except (i) such as may be paid thereafter without penalty or (ii) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. First Sierra shall promptly notify Company, the Certificate Insurer and the Trustee of any material challenge, contest or proceeding pending by or against First Sierra or the First Sierra Group before any taxing authority.

                 (m) Non-Consolidation. First Sierra shall take all action necessary to ensure that the Company would not be substantially consolidated with First Sierra, such that the separate corporate existence of First Sierra and the Company would be ignored in the event of a bankruptcy of First Sierra. First Sierra will conduct its business in a manner consistent with Section 4.02(c).

                 SECTION 4.02 Company Covenants. Company hereby covenants and agrees with First Sierra, the Certificate Insurer and the Trustee as follows:

                 (a) Company Certificate. Prior to each date as of which Leases and the interest of the Company in the Equipment subject to such Leases are to be purchased by First Sierra pursuant to Section 3.03, Company shall submit to First Sierra a certificate signed by the president, executive vice president, any vice president or the treasurer of Company (a "Company Certificate"), executed by Company and completed as to its date and the date of this Agreement. Each Company Certificate shall operate as an assignment, without recourse, representation, or warranty, to First Sierra of all Company's right, title, and interest in and to such purchased Lease, Company's interest in the related Equipment, and all security and documents relating thereto, such assignment being an assignment outright and not for security; and upon payment of the Reconveyance Price, First Sierra will thereupon own such Lease, such interest in the related Equipment and all such security and documents, free of any further obligation to Company with respect thereto. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease on the ground that it is not a real party in interest or holder entitled to enforce the Lease, Company shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Lease, including bringing suit in Company's name.

                 (b) Lessee's Quiet Enjoyment. Company hereby acknowledges and agrees that its rights in the Equipment are expressly subject to the rights of the related Lessees in such Equipment pursuant to the applicable Leases. Company covenants and agrees that, so long as a Lessee shall not be in default of any of the provisions of the applicable Lease, neither Company nor any assignee of Company will disturb the Lessee's quiet and peaceful possession of the related Equipment and the Lessee's unrestricted use thereof for its intended purpose.

                 (c) Operation of Company. Company shall be operated in such a manner that it would not be substantively consolidated in the trust estate of another Person (that is, such that the separate legal existence of Company and such Person would be disregarded) and in that regard, the Company shall:

                       (i) not engage in any action that would cause the separate legal identity of the Company not to be respected, including, without limitation, (a) holding itself out as being liable for the debts of any other party or (b) acting other than through its duly authorized agents;

                      (ii) not incur, assume or guarantee any indebtedness except for such indebtedness as may be incurred by the Company in connection with the issuance of the Certificates or as otherwise permitted by the Certificate Insurer;

                     (iii) not commingle its funds with those of any other entity;

                      (iv) act solely in its name in the conduct of its business and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

                       (v) maintain company records and books of account and shall not commingle its company records and books of account with the records and books of account of any entity;

                      (vi) not engage in any business or activity other than in connection with or relating to the Articles of Incorporation and/or Bylaws;

                     (vii)  not form, or cause to be formed, any subsidiaries;

                    (viii) comply with all restrictions and covenants in, and shall not fail to comply with the corporate formalities established in, the Articles of Incorporation and/or Bylaws;

                      (ix)  maintain separate bank accounts;

                       (x) manage its day-to-day business without the involvement of First Sierra;

                      (xi)  maintain a separate office from that of First
Sierra;

                     (xii)  not act as an agent of First Sierra; and

                    (xiii) maintain at all times two independent directors as required by the Articles of Incorporation and/or Bylaws.

                 SECTION 4.03 Transfer of Conveyed Assets. First Sierra understands that Company intends to convey the Conveyed Assets and its rights under this Agreement to Trustee on behalf of the Certificate Insurer and the Certificateholders pursuant to the Pooling and Servicing Agreement. First Sierra agrees that any such assignee of Company may exercise the rights of Company hereunder and shall be entitled to all of the benefits of Company hereunder to the extent provided for in such assignment.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

                 SECTION 5.01 Conditions to Company Obligations. The obligations of Company to accept the contribution of the Conveyed Assets on the Closing Date shall be subject to the satisfaction of the following conditions:

                 (a) All representations and warranties of First Sierra contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

                 (b) All information concerning the Conveyed Assets provided to Company shall be true and correct as of the Cut-Off Date in all material respects;

                 (c) First Sierra shall have delivered to Company a List of Leases as of the Cut-Off Date and shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

                 (d) First Sierra shall have recorded and filed, at its expense, any financing statement with respect to the Leases and the other Conveyed Assets to be transferred from time to time to Company from First Sierra pursuant to this Agreement meeting the requirements of applicable state law in such manner in such jurisdictions as are necessary to perfect the transfer and contribution of the Leases and the other Conveyed Assets from First Sierra to Company, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to Company; and

                 (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Company, and Company shall have received from First Sierra copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Company may reasonably have requested.

                 SECTION 5.02 Conditions to First Sierra's Obligations. The obligations of First Sierra to convey and contribute the Conveyed Assets on the Closing Date shall be subject to the satisfaction of the following conditions:

                 (a) All representations and warranties of Company contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date; and

                 (b) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to First Sierra, and First Sierra shall have received from Company copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as First Sierra may reasonably have requested.


                                   ARTICLE VI

                                  TERMINATION

                 SECTION 6.01 Termination. The respective obligations and responsibilities of First Sierra and Company created by this Agreement shall terminate upon the latest of (i) the maturity or other liquidation of the last Lease and the disposition of any amounts received upon disposition of any Defaulted Leases and any Equipment leased thereunder; (ii) the distribution to Company of all amounts required to be paid to it pursuant to this Agreement; and (iii) the termination of the Pooling and Servicing Agreement.

                 SECTION 6.02 Effect of Termination. No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of First Sierra or Company shall be deemed to impair or affect the obligations pertaining to any executed contribution or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by First Sierra or Company. Without limiting the foregoing, prior to termination, neither the failure of Company to deliver a Company Certificate pursuant to Section 4.02, nor the failure of First Sierra to pay a Reconveyance Price shall render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article 4 or Section
7.06 of this Agreement render an executed contribution executory.


                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                 SECTION 7.01 Amendment. This Agreement may be amended from time to time by First Sierra and Company only with the prior written consent of the Servicer, the Trustee and the Certificate Insurer.

                 SECTION 7.02 GOVERNING LAW. THIS AGREEMENT AND ANY AMENDMENT HEREOF PURSUANT TO SECTION 7.01 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 SECTION 7.03 Notices. All demands, notices, and communications under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered against receipt of registered or certified mail or upon actual receipt of registered or certified mall, postage prepaid, return receipt requested; (ii) when delivered by courier with appropriate evidence of receipt; or (iii) upon transmission via facsimile or telex with appropriate evidence of receipt (a) in the case of First Sierra, at the following address: Texas Commerce Tower 70th Floor, 600 Travis Street, Houston, Texas 77002 and (b) in the case of Company, at the following address:
1061 East Indiantown Road, Suite 204, Jupiter, Florida 33477. Either party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 7.03 for giving notice and by otherwise complying with any applicable terms of this Agreement, including, but not limited to, subsections 4.01(d) and (e).

                 SECTION 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                 SECTION 7.05 Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by First Sierra except as provided in Section 4.01(a), without the prior written consent of Company, the Certificate Insurer and the Trustee and, except as provided in Section 4.03, this Agreement may not be assigned by Company without the prior written consent of First Sierra, the Certificate Insurer and the Trustee. Whether or not expressly stated, all representations, warranties, covenants and agreements of First Sierra, the Servicer and Company in this Agreement, or in any document delivered by any of them in connection with this Agreement, shall be for the benefit of, and shall be exercisable by, the Trustee.

                 SECTION 7.06 Further Assurances. Each of First Sierra and Company agrees to do such further acts and things and to execute and deliver to the Trustee such additional assignments, agreements, powers and instruments as are required by the Trustee or the Certificate Insurer to carry into effect the purposes of this Agreement or to better assure and confirm unto the Trustee or the Certificate Insurer its rights, powers and remedies hereunder.

                 SECTION 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Company or First Sierra, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

                 SECTION 7.08 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

                 SECTION 7.09 Binding Effect: Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Trustee. The Trustee, the Certificate Insurer and the Certificateholders are intended third party beneficiaries of this Agreement.

                 SECTION 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                 SECTION 7.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                 SECTION 7.12 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                 SECTION 7.13 No Bankruptcy Petition Against Company. First Sierra agrees that, prior to the date that is one year and one day after the payment in full of the of the latest maturing securities issued by the Company, it will not institute against Company, or join any other Person in instituting against Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section 7.13 shall survive the termination of this Agreement.

                 SECTION 7.14 General Interpretive Principles. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                 (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                 (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

                 (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                 (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                 (f) the term "include" or "including" shall mean without limitation by reason of enumeration.


                 SECTION 7.15 Conspicuous. EACH OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES AND AGREES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT PROVIDE FOR (A) CERTAIN WAIVERS AND (B) FOR THE ASSUMPTION BY ONE OR MORE PARTIES OF, AND/OR THE RELEASE OF ONE OR MORE OTHER PARTIES FROM, CERTAIN LIABILITIES THAT SUCH PARTY OR PARTIES MIGHT OTHERWISE BE RESPONSIBLE FOR UNDER THE LAW. EACH PARTY HERETO FURTHER AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS AGREEMENT ON THE BASIS THAT SUCH PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISIONS OR THAT SUCH PROVISIONS ARE NOT "CONSPICUOUS."

                 IN WITNESS WHEREOF, First Sierra and Company have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.


                                           FIRST SIERRA FINANCIAL, INC.


                                           By:
                                              --------------------------------
                                               Name:     Thomas Depping
                                               Title:    President




                                           FIRST SIERRA RECEIVABLES II, INC.


                                           By:
                                              --------------------------------
                                               Name:     Sandy M. Ho
                                               Title:    Senior Vice President